Exhibit 99.1

NEWS RELEASE COMPUWARE CORPORATION
Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300

For Immediate Release
January 8, 2014

Compuware Announces Strategic Divestitures, Completes Major Transformational Milestone

Marlin Equity Partners to acquire Compuware’s Changepoint, Professional Services and Uniface business units; improvement in margin and revenue growth expected

DETROIT--January 8, 2014--Compuware Corporation (NASDAQ: CPWR), the technology performance company, today announced that it has signed an agreement for Marlin Equity Partners to acquire Compuware’s Changepoint, Professional Services and Uniface business units. The $160 million transaction (subject to certain adjustments set forth in the agreement) is expected to close in January.

“The action we announced today represents another step in the strategic transformation we embarked on just a few years ago,” said Bob Paul, President and Chief Executive Officer, Compuware Corporation. “This development, combined with our cost-cutting initiatives, will accelerate the pace of the company’s topline revenue growth and result in future profitability gains. Changepoint, Professional Services and Uniface are solid businesses and were important components of the company’s evolution. This move will enable them, as independent operating units, to flourish. As for Compuware, we now turn our full operational focus toward extending our APM leadership position and strengthening our mainframe business by driving enhanced innovation into our world-class solutions that in turn deliver superior value to our customers.

“The opportunity in front of us is immense,” continued Paul. “Technology runs the world, and our customers are poised to ensure the optimal performance of their technology. Companies must deliver rapid technology innovation while ensuring that their technology performs the way users, particularly customers, expect it to perform. Our new-generation approach to performance management delivers proactive solutions that are lighter, smarter and automated, providing customers with rapid return on investment and measurable value to the business. Today’s action will allow us to intensify our focus and widen the sizeable competitive gap we already enjoy in this market, driving improved revenue growth while approaching best-in-class operating margins.”

Marlin Equity Partners is a global investment firm with an extensive and successful track record in the technology industry. Compuware and Marlin Equity Partners will collaborate to ensure a smooth transition, so that customers enjoy uninterrupted service and continue to receive the full value of their investments in the affected solutions and services.

Compuware Corporation

Compuware is the technology performance company, and we exist solely to help our customers optimize the performance of their most important and innovative technologies—those that drive their businesses forward. Today, more than 7,100 companies, including many of the world’s largest organizations, depend on Compuware and our new-generation approach to performance management to do just that. Learn more at www.compuware.com.

-MORE-

Compuware Announces Strategic Divestitures, Completes Major Transformational Milestone
December 30, 2013

Marlin Equity Partners

Marlin Equity Partners is a global investment firm with over $2.6 billion of capital under management. The firm is focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Marlin invests in businesses across multiple industries where its capital base, industry relationships and extensive network of operational resources significantly strengthens a company's outlook and enhances value. Since its inception, Marlin, through its group of funds and related companies, has successfully completed over 70 acquisitions. The firm is headquartered in Los Angeles, California with an additional office in London. For more information, please visit www.marlinequity.com.

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Compuware Press Contact

Lisa Elkin, Senior Vice President, Marketing and Communications, lisa.elkin@compuware.com, 313-227-7345

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.